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                                                                    EXHIBIT 10.2


                            RUBIO'S RESTAURANTS, INC.

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 14th day of June, 2002 (the "Effective Date") by and between RUBIO'S RESTAURANTS, INC., a Delaware corporation (the "Company"), and JACK GOODALL ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on the terms set forth below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. SERVICES AND COMPENSATION

     A. The Company agrees to engage Consultant, and Consultant agrees to provide services to the Company, under the terms and conditions herein provided. Consultant agrees to serve the Company by advising and consulting with the Company's President and Chief Executive Officer, including consultation in the following principal areas:

         -  marketing review;

         -  real estate review; and

         - other strategic corporate initiatives as identified by the company's Board of Directors

         Consultant will report to the Company's Board of Directors concerning the second and third items indicated above (marketing review and real estate review).

     b. The Company shall compensate Consultant for his services hereunder by granting to Consultant Non-Statutory Stock Options to purchase an aggregate of 50,000 shares of Common Stock of the Company. These fifty thousand (50,000) options will be granted on the date of this Agreement pursuant to the Company's 1999 Stock Incentive Plan. The Options will be subject to approval by the Company's Board of Directors or Compensation Committee, as applicable. Consultant understands that the 50,000 Options shall be immediately exercisable and non-forfeitable and in the event of any conflict between the terms hereof and the Options, the terms of the Options shall govern.

         The Company shall reimburse Consultant for pre-approved and reasonable expenses, such as telephone, travel and lodging expenses, incurred by Consultant at the Company's request, consistent with the Company's general policies for employee/consultant expenses.

2. OWNERSHIP AND ASSIGNMENT OF IDEAS

     a. Consultant will promptly and fully disclose and assign to the Company all Ideas (defined below) made by Consultant (either alone or jointly with others) resulting from or arising out of services hereunder. All such Ideas will be the sole property of the Company. Consultant represents and warrants that Consultant has no obligations to any third party which prohibit or restrict the right to assign to the Company exclusive right, title and interest in and to any and all Ideas made by Consultant resulting from or arising out of services hereunder. Consultant agrees to assist the Company at Company's expense, and to execute any further documents that are necessary or appropriate, to obtain, maintain, or enforce patents on any Inventions described above in the United States and elsewhere.

     b. As used in this Agreement, the term "Ideas" means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, results of experiments, processes, techniques and know-how, whether or not patentable, which result from or arise out of services rendered to the Company and are invented, conceived, discovered, developed or reduced to practice by Consultant, either alone or jointly with others.

3. CONFLICTING OBLIGATIONS

     Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from fully complying with the provisions hereof, and further certifies that Consultant will not enter into such conflicting agreement during the term of this Agreement. During the term of this Agreement, Consultant will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Consultant has an obligation of confidentiality, and Consultant will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom Consultant has an obligation of confidentiality. Consultant will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

4. TERM AND TERMINATION


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     This Agreement shall be effective as of the Effective Date and shall continue until Consultant's services and reports contemplated hereby shall have been completed and delivered to the Company's satisfaction, which Consultant agrees shall be for a period of one (1) year. No additional consideration other than the grant of the Options as set forth in Section 1(b) above shall be paid to Consultant as a result of any extension of this Agreement, unless expressly agreed to in writing by both parties.

     Notwithstanding the foregoing, the Company may terminate this Agreement for any reason or no reason upon giving three (3) days prior written notice thereof to Consultant. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the services hereunder or is in breach of any material provision of this Agreement. Upon such termination all rights and duties of the parties toward each other shall cease except Sections 3, 5, 7, 8 and 9 shall survive termination or expiration of this Agreement.

5. INDEPENDENT CONTRACTOR

     Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the services hereunder as an independent contractor. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant acknowledges the obligation to pay all self-employment and other taxes thereon and that he will not be eligible for any employee benefits. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company: (i) to pay withholding taxes or similar items; or (ii) resulting from Consultant's being determined not to be an independent contractor.

6. NO AFFECT ON DIRECTOR STATUS; RELATED MATTERS

     Nothing in this Agreement shall in any way affect Consultant's status as a member of the Company's Board of Directors or be construed to grant Consultant the right to continue to serve as a director of the Company. The consideration for Consultant's services hereunder shall be in addition to, and not in lieu of, any compensation that may be paid to Consultant for his services as a director. Consultant understands that the terms of this Agreement and the Option may be required to be disclosed in, or filed as exhibits to, the Company's annual proxy statement or other reports filed publicly with the U.S. Securities and Exchange Commission.

7. EQUITABLE RELIEF

     It is recognized and acknowledged by Consultant that a breach of the covenants contained in Sections 2 or 3 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Consultant agrees that in the event of a breach of any of the covenants contained in Sections 2 or 3, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief.

8. ARBITRATION

     Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement and Consultant's services to the Company or termination by the Company shall be determined and settled by final and binding arbitration in San Diego County, California in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

9. MISCELLANEOUS

     This Agreement and the attached Option contain the entire agreement between the parties and supersedes all preexisting agreements between them respecting its subject matter. Modification of this Agreement shall only be binding if made in writing and signed by both parties. If any provision of this Agreement shall be held illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its subsidiaries, successors and assigns. Consultant shall not be entitled to assign any of his rights or obligations under this Agreement. In the event of any litigation concerning any controversy, claim, or dispute between the parties hereto, arising out of or relating to this Agreement, the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the other party expenses, including reasonable attorney fees, and costs incurred therein. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the laws that might be applicable under conflicts of laws principles. Consultant has engaged his own legal counsel and other advisors in connection


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with this Agreement, or has had the opportunity to do so and has freely elected not to. Consultant acknowledges that the Company's outside legal counsel in connection with this Agreement has represented solely the Company, and has not represented Consultant in connection with the preparation and negotiation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused to be executed or executed this CONSULTING AGREEMENT as of the day and year first above written.

         Consultant:                            The Company:

                                                RUBIO'S RESTAURANTS, INC.,
                                                a Delaware corporation


         Signature: ____________________        By:_____________________________
         Name:       JACK GOODALL               Name:
                                                Title:

         Address:  P. O. Box 8814               Address:  1902 Wright Place,
                   Rancho Santa Fe, CA 92067              Suite 300
                                                          Carlsbad, CA 92008



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